SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 1, 2005

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 1, 2005, Coca-Cola Bottling Co. Consolidated (the “Company”) entered into a Consulting Agreement (the “Agreement”) with David V. Singer, who served the Company as Executive Vice President and Chief Financial Officer until his resignation on May 11, 2005. Under the Agreement, Mr. Singer agreed to provide the Company during the 24-month period following his resignation with such consulting services as the Company may request in order to ensure the orderly transition of his responsibilities to his successor. Mr. Singer also agreed that during the five-year period following his resignation he would not (a) engage in certain competitive activities, (b) hire or solicit employees of the Company or (c) persuade the Company’s suppliers or customers to terminate their relationship with or divert business from the Company. Under the Agreement, the Company agreed to waive the 50% reduction in Mr. Singer’s accrued benefits under the Company’s Officer Retention Plan due to the termination of his employment before age 55. As a result, Mr. Singer will receive a benefit under the Officer Retention Plan of approximately $21,330 per month in 240 monthly installments beginning in August 2005. Except as described above, the Agreement does not change any of Mr. Singer’s rights or benefits under the terms of the Company’s employee benefit plans.

A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The summary of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit Description
10.1*	Consulting Agreement, dated as of June 1, 2005, between the Company and David V. Singer

*	Management Contract

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: June 3, 2005	By:	/s/ Steven D. Westphal
Steven D. Westphal
Principal Financial Officer of the Registrant
and
Senior Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
June 1, 2005	0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1*	Consulting Agreement, dated as of June 1, 2005, between the Company and David V. Singer

*	Management Contract